EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 333-61940 and 333-66982 and Forms S-8 Nos. 333-54932, 333-53970, 333-43334, 333-105215 and 333-124777) of Sonus Networks, Inc. of our report dated March 14, 2005, with respect to the consolidated financial statements of Sonus Networks, Inc. included in this Annual Report (Form 10-K) of Sonus Networks, Inc for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 13, 2006